Exhibit 99.1

Revance Reports First Quarter 2020 Financial Results, Provides Corporate Update

- Conference call and webcast today at 4:30 p.m. ET -

NEWARK, Calif., May 7, 2020 - Revance Therapeutics, Inc. (Nasdaq: RVNC), a biotechnology company focused on innovative aesthetic and therapeutic offerings, including its next-generation neuromodulator product, DaxibotulinumtoxinA for Injection, today reported financial results for the quarter ended March 31, 2020 and provided a corporate update.

Key First Quarter 2020 and Subsequent Updates

•
BLA for DaxibotulinumtoxinA for Injection in Glabellar Lines Accepted by FDA, PDUFA Date Announced. In February, the company received U.S. Food and Drug Administration (FDA) notification that its Biologics License Application (BLA) for DaxibotulinumtoxinA for Injection in the treatment of moderate to severe glabellar (frown) lines was accepted for review. Revance has been given a target action date under the Prescription Drug User Fee Act (PDUFA) of November 25, 2020.

•
Signed Exclusive U.S. Distribution Agreement for FDA-Approved TEOXANE Dermal Fillers. In January, Revance entered into a distribution agreement with Teoxane SA, making Revance the exclusive commercialization partner of the Swiss company’s modern and innovative Resilient Hyaluronic Acid® (RHA®) line of dermal fillers in the U.S., the first and only range of FDA-approved dermal fillers indicated for the correction of dynamic facial wrinkles and folds.

•
Provided Corporate Update in Response to COVID-19. Consistent with its COVID-19 update on March 26, Revance’s BLA for glabellar lines remains on track, as do topline data readouts from the ASPEN-1 Phase 3 trial in cervical dystonia and Phase 2 trial in plantar fasciitis, which will occur in the second half of 2020. Additionally, the company is on schedule for second quarter 2020 readouts from its forehead lines and crow’s feet open-label Phase 2 studies. COVID-19 has, however, caused Revance to adjust the launch of its RHA® dermal filler line, and the associated hiring of field representatives, by one quarter, due to the temporary closure of Teoxane’s Swiss manufacturing facility. Additionally, the company announced a pause in enrollment of the Revance’s JUNIPER Phase 2 trial for adult upper limb spasticity. Despite these changes, the company reiterated its 2020 financial guidance, with operating expenses likely to come in at the lower end of guidance, as delayed revenue is offset by the shift in sales force hires.

•
Closed Public Offering of Common Stock and Private Offering of Convertible Senior Notes - In January, Revance closed its underwritten public offering of 7,475,000 shares of its common stock at a price to the public of $17.00 per share. The gross proceeds to the company from the offering, before deducting the underwriters’ discounts, commissions and other offering expenses, were approximately $127.1 million. In February, Revance closed its offering of $287.5 million aggregate principal amount of convertible senior notes due 2027 in a private placement to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended.

“First of all, I would like to sincerely thank all of those who are currently on the front lines of the COVID-19 pandemic. In addition, I would also like to recognize my Revance colleagues for their adaptability and resilience during these unprecedented times,” said Mark Foley, President and Chief Executive Officer. “As organizations adjust to the new world shaped by the COVID-19 pandemic, Revance does so from a position of financial, operational and product portfolio strength. We remain excited about the commercial potential for our RHA® dermal fillers in the U.S., which we now plan to launch in the third quarter of 2020, followed by DaxibotulinumtoxinA for Injection in glabellar lines, after an anticipated FDA approval on November 25. We also look forward to announcing the topline results from our Phase 3 trial in cervical dystonia and Phase 2 trial in plantar fasciitis in the second half. Despite the challenges that have resulted from the current pandemic, Revance remains on track to deliver on our key 2020 value drivers as we move into the back half of the year.”

Financial Highlights

Cash, cash equivalents and short-term investments as of March 31, 2020 were $511.3 million.

Revenue for the quarter ended March 31, 2020 was $58 thousand compared to $278 thousand for the same period in 2019.

Research and development expenses for the quarter ended March 31, 2020 were $39.8 million compared to $24.0 million for the same period in 2019. The change in research and development expenses is primarily due to a non-cash acquisition charge of $11.2 million allocated to in-process research and development from the TEOXANE distribution agreement.

Selling, general and administrative expenses for the first quarter 2020 were $21.2 million compared to $12.9 million for the same period in 2019.

Total operating expenses for the quarter ended March 31, 2020 were $61.0 million compared to $36.9 million for the same period in 2019. Stock-based compensation for the first quarter was $6.5 million. When excluding depreciation and amortization, stock-based compensation, and non-cash in-process research and development, total operating expenses for the quarter ended March 31, 2020 were $42.6 million.

Net loss for the first quarter was $61.9 million compared to $35.3 million for the same period in 2019.

Near-Term Milestone Expectations

Aesthetics:

•	Commercial launch of RHA® range of dermal fillers expected in 3Q 2020.

•	Topline results from Phase 2 open-label, dose-escalation study of DaxibotulinumtoxinA for Injection in forehead lines expected in 2Q 2020.

•	Topline results from Phase 2 open-label, dose-escalation study of DaxibotulinumtoxinA for Injection in lateral canthal lines (crow’s feet) expected in 2Q 2020.

•	Topline results from Phase 2 open-label, dose-escalation study of DaxibotulinumtoxinA for Injection in upper facial lines expected in 4Q 2020.

•	PDUFA date of November 25, 2020, for potential FDA approval of DaxibotulinumtoxinA for Injection in glabellar lines.

Therapeutics:

•	Topline results from ASPEN-1 Phase 3 placebo-controlled, parallel-group study of DaxibotulinumtoxinA for Injection in cervical dystonia expected in 2H 2020.

•	Topline results from Phase 2 placebo-controlled study of DaxibotulinumtoxinA for Injection in plantar fasciitis expected in 2H 2020.

•
Patient enrollment in JUNIPER Phase 2 placebo-controlled, dose-ranging study of DaxibotulinumtoxinA for Injection in upper limb spasticity has been paused. Company will provide a new date for expected full enrollment after trial is reopened and an enrollment trajectory is established.

Biosimilar:

•	Revance expects a decision regarding whether or not Mylan plans to move forward with the biosimilar to BOTOX® program by the end of May 2020.

2020 Financial Outlook

Based on the impact of the COVID-19 situation on the company’s plans and operations, Revance expects 2020 U.S. generally accepted accounting principles (“GAAP”) operating expense to be at the lower end of the range of $270 to $280 million and non-GAAP operating expense, which excludes depreciation and amortization, stock-based compensation, and non-cash in-process research and development costs, to be at the lower end of the range of $220 to $230 million driven by RHA® and DaxibotulinumtoxinA for Injection launch activities. With multiple clinical programs underway, along with regulatory and pre-commercial manufacturing activities, Revance anticipates 2020 non-GAAP research and development expense to be $95 to $100 million. With current cash and equivalents, management projects that the company is funded into 2023.

Conference Call

Individuals interested in listening to the conference call may do so by dialing (855) 453-3827 for domestic callers, or (484) 756-4301 for international callers and reference conference ID: 4799936; or from the webcast link in the investor relations section of the company’s website at: www.revance.com. A replay of the call will be available beginning May 7, 2020 at 4:30 p.m. PT/7:30 p.m. ET to May 8, 2020 at 4:30 p.m. PT/7:30 p.m. ET. To access the replay, dial (855) 859-2056 or (404) 537-3406 and reference conference ID: 4799936.

The live webcast can be accessed at https://edge.media-server.com/mmc/p/vpe8qeai and will be available in the investor relations section on the company's website for 30 days following the completion of the call. In light of reduced call center resources during this time of required social-distancing, Revance requests that listeners who do not plan on participating in the question and answer session listen to the live webcast rather than dialing in by phone.

About Revance Therapeutics, Inc.

Revance Therapeutics, Inc. is a biotechnology company focused on innovative aesthetic and therapeutic offerings, including its next-generation neuromodulator product, DaxibotulinumtoxinA for Injection. DaxibotulinumtoxinA for Injection combines a proprietary stabilizing peptide excipient with a highly purified botulinum toxin that does not contain human or animal-based components. Revance has successfully completed a Phase 3 program for DaxibotulinumtoxinA for Injection in glabellar (frown) lines and is pursuing U.S. regulatory approval in 2020. Revance is also evaluating DaxibotulinumtoxinA for Injection in the full upper face, including glabellar lines, forehead lines and crow’s feet, as well as in three therapeutic indications - cervical dystonia, adult upper limb spasticity and plantar fasciitis. Beyond DaxibotulinumtoxinA for Injection, Revance gained exclusive rights to commercialize TEOXANE SA’s Resilient Hyaluronic Acid® (RHA®) line of fillers in the U.S., the first and only range of FDA-approved dermal fillers for correction of dynamic facial wrinkles and folds. Revance has also begun development of a biosimilar to BOTOX®, which would compete in the existing short-acting neuromodulator marketplace. Revance is dedicated to making a difference by transforming patient experiences. For more information or to join our team visit us at www.revance.com.

“Revance Therapeutics” and the Revance logo are registered trademarks of Revance Therapeutics, Inc.
Resilient Hyaluronic Acid® and RHA® are trademarks of TEOXANE SA.
BOTOX® is a registered trademark of Allergan, Inc.

Forward-Looking Statements

This press release contains forward-looking statements, including statements related to Revance Therapeutics' 2020 financial outlook, milestone expectations, expected cash runway and other financial performance; the process and timing of, and ability to complete, current and anticipated future clinical development of our investigational drug product candidates; the initiation, design, enrollment, submission, timing and results of our clinical studies, including the near-term milestone expectations described above; development of a biosimilar to BOTOX®; results of our non-clinical programs; statements about our business strategy, timeline and other goals and market for our anticipated products, plans and prospects, including our pre-commercialization plans; statements about our ability to obtain, and the timing relating to, regulatory approval with respect to our drug product candidates and to launch products, including with respect to the anticipated approval of DaxibotulinumtoxinA for Injection and expected PDUFA date; potential benefits of our drug product candidates and our technologies, including with respect to the RHA line of dermal fillers.

Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from our expectations. These risks and uncertainties include, but are not limited to: the outcome, cost, and timing of our product development activities and clinical trials; the uncertain clinical development process, including the risk that clinical trials may not have an effective design or generate positive results; our ability to obtain and maintain regulatory approval of our drug product candidates, including our ability to receive timely approval of DaxibotulinumtoxinA for Injection; our ability to obtain funding for our operations; our plans to research, develop, and commercialize our drug product candidates; our ability to achieve market acceptance of our drug product candidates; unanticipated costs or delays in research, development, and commercialization efforts; the applicability of clinical study results to actual outcomes; the size and growth potential of the markets for our drug product candidates; our ability to successfully commercialize our drug product candidates and the timing of commercialization activities; the rate and degree of market acceptance of our drug product candidates; our ability to develop sales and marketing capabilities; the accuracy of our estimates regarding expenses, future revenues, capital requirements and needs for financing; our ability to continue obtaining and maintaining intellectual property protection for our drug product candidates; and other risks. Detailed information regarding factors that may cause actual results to differ materially from the results expressed or implied by statements in this press release may be found in Revance's periodic filings with the Securities and Exchange Commission (the "SEC"), including factors described in the section entitled "Risk Factors" on annual report Form 10K filed February 26, 2020. These forward-looking statements speak only as of the date hereof. Revance disclaims any obligation to update these forward-looking statements.

Use of Non-GAAP Financial Measures

Revance has presented certain non-GAAP financial measures in this release. This release and the reconciliation tables included herein include total non-GAAP operating expense and non-GAAP R&D expense, both of which exclude depreciation and amortization, stock-based compensation, and non-cash in-process research and development costs. Revance excludes depreciation and amortization, stock-based compensation, and non-cash in-process research and development costs because management believes the exclusion of these items is helpful to investors to evaluate Revance's recurring operational performance. Revance management uses these non-GAAP financial measures to monitor and evaluate its operating results and trends on an on-going basis, and internally for operating, budgeting and financial planning purposes. The non-GAAP financial measures should be considered in addition to results prepared in accordance with GAAP but should not be considered a substitute for or superior to GAAP results.

Investors
Revance Therapeutics, Inc.:
Jeanie Herbert, 714-325-3584
jherbert@revance.com
or
Gilmartin Group, LLC.:
Laurence Watts, 619-916-7620
laurence@gilmartinir.com

Media
Revance Therapeutics, Inc.:
Sara Fahy, 949-887-4476
sfahy@revance.com
or
General Media:
Y&R:
Jenifer Slaw, 347-971-0906
jenifer.slaw@YR.com
or
Trade Media:
Nadine Tosk, 504-453-8344
nadinepr@gmail.com

Source: Revance Therapeutics, Inc.

REVANCE THERAPEUTICS, INC.
Condensed Consolidated Balance Sheets
(In thousands, except share and per share amounts)
(Unaudited)

	March 31,	December 31,
	2020	2019
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$286,649	$171,160
Short-term investments	224,621	118,955
Prepaid expenses and other current assets	7,171	6,487
Total current assets	518,441	296,602
Property and equipment, net	13,967	14,755
Intangible assets	32,334	—
Operating lease right of use assets	25,961	26,531
Restricted cash	730	730
Other non-current assets	1,494	1,669
TOTAL ASSETS	$592,927	$340,287
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable	$8,709	$8,010
Accruals and other current liabilities	16,178	18,636
Deferred revenue, current portion	10,079	7,911
Operating lease liabilities, current portion	3,627	3,470
Derivative liability	3,042	2,952
Total current liabilities	41,635	40,979
Convertible senior notes	171,305	—
Deferred revenue, net of current portion	46,722	47,948
Operating lease liabilities, net of current portion	24,890	25,870
TOTAL LIABILITIES	284,552	114,797
STOCKHOLDERS’ EQUITY
Convertible preferred stock, par value $0.001 per share — 5,000,000 shares authorized, and no shares issued and outstanding as of March 31, 2020 and December 31, 2019	—	—
Common stock, par value $0.001 per share — 95,000,000 shares authorized both as of March 31, 2020 and December 31, 2019; 57,026,154 and 52,374,735 shares issued and outstanding as of March 31, 2020 and December 31, 2019, respectively	57	52
Additional paid-in capital	1,213,931	1,069,639
Accumulated other comprehensive income	524	3
Accumulated deficit	(906,137)	(844,204)
TOTAL STOCKHOLDERS’ EQUITY	308,375	225,490
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$592,927	$340,287

REVANCE THERAPEUTICS, INC.
Condensed Consolidated Statements of Operations and Comprehensive Loss
(In thousands, except share and per share amounts)
(Unaudited)

	Three Months Ended March 31,
	2020	2019
Revenue	$58	$278
Operating expenses:
Research and development	39,794	23,995
Selling, general and administrative	21,224	12,910
Total operating expenses	61,018	36,905
Loss from operations	(60,960)	(36,627)
Interest income	1,491	1,570
Interest expense	(2,148)	—
Changes in fair value of derivative liability	(90)	(92)
Other expense, net	(126)	(155)
Loss before income taxes	(61,833)	(35,304)
Income tax provision	(100)	—
Net loss	(61,933)	(35,304)
Unrealized gain and adjustment on securities included in net loss	521	78
Comprehensive loss	$(61,412)	$(35,226)
Basic and diluted net loss	$(61,933)	$(35,304)
Basic and diluted net loss per share	$(1.15)	$(0.85)
Basic and diluted weighted-average number of shares used in computing net loss per share	53,868,036	41,598,919

REVANCE THERAPEUTICS, INC.
Reconciliation of GAAP Operating Expense to Non-GAAP Operating Expense
(In thousands)
(Unaudited)

Three Months Ended
March 31, 2020
Operating expense:
GAAP operating expense	$61,018
Adjustments:
In-process research and development	(11,184)
Stock-based compensation	(6,544)
Depreciation and amortization	(739)
Non-GAAP operating expense	$42,551

REVANCE THERAPEUTICS, INC.
Reconciliation of GAAP R&D Expense to Non-GAAP R&D Expense
(In thousands)
(Unaudited)

Three Months Ended
March 31, 2020
R&D expense:
GAAP R&D expense	$39,794
Adjustments:
In-process research and development	(11,184)
Stock-based compensation	(2,442)
Depreciation and amortization	(497)
Non-GAAP R&D expense	$25,671